UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 30, 2013

Q4 SYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)

Illinois
(State or Other Jurisdiction of Incorporation)

033-42498	65-0254624
(Commission File Number)	(IRS Employer Identification Number)

2850 Golf Road, Suite 405, Rolling Meadows, Illinois, 60008
(Address of principal executive offices)

(732) 798-3000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3:	SECURITIES AND TRADING MARKETS

ITEM 3.02:	Unregistered Sales of Equity Securities.

On December 23, 2013, the Company received notice of election by certain holders of warrants totaling One Million, Twenty Thousand Dollars ($1,020,000) which were being tendered in exchange for the issuance of shares of common stock.  Pursuant to such exercise, effective December 30, 2013, the Company sold (issued) 1,700,000 shares of its common stock.  All recipients of common stock are believed to be accredited investors and no shares were issued to any other parties other than holders of the warrants.  The Company has been contacted by other holders of warrants seeking to convert and anticipates additional notices to convert; additionally, the Company has contacted certain other holders of convertible debt and warrants about negotiated conversions in an effort to improve the Company’s balance sheet.  All stock to be issued to current warrant-holders will be unregistered securities.  The Company intends to convert or negotiate approximately $5,400,000 of liabilities which will involve both conversions of debt in exchange for issued shares of stock to be subject to lock-up agreements up to 24 months and negotiated reductions of outstanding liabilities by discounted cash payments.

ITEM 9.01:	FINANCIAL STATEMENTS AND EXHIBITS

Financial statements of business acquired – Not required;

Pro forma financial information – Not required;

Shell Company Transactions – Not required;

Exhibits – None;

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Q4 SYSTEMS CORPORATION

January 2, 2014	By:	/s/ Dhru Desai
Dhru Desai
Chief Financial Officer